Exhibit 99.1

For Immediate Release

Adient announces strategic transformation in China

• Company enters into agreement with joint venture partner Yanfeng to end its YFAS joint venture

• Transactions provide Adient opportunity to independently drive its strategy in China

CONTACTS	• After-tax proceeds of ~$1.4B, combined with existing cash on the balance sheet, are expected to drive significant debt paydown throughout 2021

Media: Mary Kay Dodero +1 734.386.6253 Mary.Kay.Dodero@adient.com	PLYMOUTH, Mich., March 12, 2021 — Adient (NYSE: ADNT), a global leader in automotive seating, today announced that as part of its strategic transformation in China, it has entered into definitive agreements with joint venture partner Yanfeng Automotive Trim Systems Ltd. (YF) to end its Yanfeng Adient Seating Co., Ltd. (YFAS) joint venture in China.

Investors: Mark Oswald T +1 734.254.3372 Mark.A.Oswald@adient.com	The transactions contemplated by these agreements will, upon closing, allow Adient to drive its strategy in China independently, which is expected to result in a variety of benefits, including capturing growth in profitable and expanding segments; improving the integration of the company’s China operations; and allowing for more certain value realization relative to status quo, where cash and value are generated from dividends at entities not in Adient’s control.

“These pending transactions offer Adient an opportunity to drive our China strategy independently and further position the company for future growth in the world’s largest automotive market,” said Doug Del Grosso, president and CEO of Adient. “In addition, proceeds from the transactions will provide immediate value to Adient’s stakeholders.”

Details of the transactions

Under the agreements, Adient will sell its 49.99% interest in YFAS to YF and its minority interest in certain other joint ventures and will receive ~$1.5B in cash (~ $1.4B after tax) and will acquire YFAS’s 50% equity interest in Chongqing Yanfeng Adient Automotive Components Co., Ltd. (CQYFAS) and YFAS’s 100% equity interest in Yanfeng Adient (Langfang) Seating Co., Ltd. (YFAS-LF).

Upon acquiring YFAS’s interests in CQYFAS and YFAS-LF, Adient would consolidate those businesses going forward. YF will operate the remainder of YFAS as a wholly owned enterprise.

The transactions, which are subject to customary government and regulatory approvals and certain PRC state-owned asset required approvals and processes, are expected to be completed in the second half of calendar year 2021. Adient will receive ~$800 million in cash by closing of the transactions (including dividends) and ~$700 million in cash prior to calendar year end, even if closing occurs before such time. All of the foregoing amounts of YFAS transactions proceeds are based on the current USD to RMB exchange rate.

In conjunction with the YFAS transaction, Adient has signed an agreement with Chongqing Boxun Industrial Co., Ltd. (Boxun), its joint venture partner in CQYFAS. The agreement provides Boxun with a put right to sell and, if exercised, requires Adient to buy Boxun’s 25% interest in CQYFAS. The put right, valued at ~ $125M, is contingent upon the closing of the YFAS transaction. After closing, if Adient buys Boxun’s 25% interest, Adient would own 100% of CQYFAS.

Proceeds from the transactions are expected to be used by Adient to pre-pay a portion of the company’s debt; fund Boxun’s put right, if exercised; and for general corporate purposes.

Remaining a market leader in China

Upon the closing of the various transactions, Adient’s China business is projected to have ~$4.5B in annual consolidated and unconsolidated sales, with far-reaching customer and geographic coverage through its nine major entities, three state-of-the-art technical centers and more than 800 engineers.

Pro forma Adient

Compared to the company’s FY21 outlook, once the transactions close, global consolidated sales and Adj.-EBITDA are expected to increase annually by between $700M-$800M and between $90M-$100M, respectively. In addition, Adient’s equity income post-closing is expected to decline annually by ~$155M. Net income and EPS improvement is forecast post-closing, driven by the expected significant reduction in debt and the corresponding benefit of lower financing costs.

Further details about the transactions will be provided by Adient during an investor call, scheduled for today at 10 a.m. ET. To join, please dial 1-800-779-1454 (U.S.) or 1-312-470-7220 (international) 15 minutes prior to the start time of the call and ask to be connected to the Adient conference call. The participant passcode is ADIENT. An associated slide presentation for the call will be available on the investors section of Adient’s website at https://investors.adient.com/events-and-presentations/events.

Evercore and Citigroup acted as financial advisors to Adient and Sullivan & Cromwell LLP and Fangda Partners acted as legal counsel to Adient in the transactions.

About Adient:

Adient (NYSE: ADNT) is a global leader in automotive seating. With approximately 77,000 employees in 32 countries, Adient operates 202 manufacturing/assembly plants worldwide. We produce and deliver automotive seating for all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. Our integrated, in-house skills allow us to take our products from research and design to engineering and manufacturing — and into more than 19 million vehicles every year. For more information on Adient, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements and Non-GAAP metrics:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s expectations for the transactions, timing, benefits and outcome of the transactions, use of proceeds from the transactions, as well as its future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: Adient’s ability to consummate the transactions that may yield additional value for shareholders, the timing, benefits and outcome of the transactions, the effect of the announcement of the transactions on Adient’s business relationships, operating results and business generally, the occurrence of any event, change or other circumstances that could give rise to the termination of the transactions, the failure to satisfy conditions to consummation of the transactions, including the receipt of regulatory approvals (and any conditions, limitations or restrictions placed on these approvals), risks that the transactions disrupts current plans and operations, including potential disruptions with respect to our employees, vendors, clients and customers as well as management diversion or potential litigation, the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties, the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on Adient and its customers, suppliers, joint venture partners and other parties, the ability of Adient to execute its turnaround plan, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to meet debt service requirements, the terms of financing, the impact of tax reform legislation through the Tax Cuts and Jobs Act and/ or under a new U.S. presidential administration, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations including as may be impacted by the change in U.S. presidential administration, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, changes in consumer demand, work stoppages and similar events, global climate change and related emphasis on ESG matters by various stakeholders, energy and commodity prices, the availability of raw materials and component products, currency exchange rates and cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 filed with the SEC on November 30, 2020, Quarterly Report on Form 10-Q for the Quarterly Period ended December 31, 2020 filed with the SEC on February 5, 2021, and in subsequent reports filed with or furnished to the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient’s businesses. Such projections reflect various assumptions of Adient’s management concerning the future performance of Adient’s businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon.

This document also contains non-GAAP financial information because Adient’s management believes it may assist investors in evaluating Adient’s on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient’s financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures.